Item 77I. Terms of New or Amended Securities  -
Morgan Stanley Institutional Fund, Inc. -
	Active International Allocation Portfolio
	Emerging Markets Portfolio
	Focus Growth Portfolio
	Global Franchise Portfolio
	Growth Portfolio
	International Equity Portfolio
	International Real Estate Portfolio
	International Small Cap Portfolio


The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Board of Directors"), at a meeting duly
convened and held on February 29-March 1, 2012,
adopted resolutions which established 16 additional
classes of common stock designated and classified as
set forth below.
1)	500,000,000 shares of common stock of Active
International Allocation Portfolio - Class H and
500,000,000 shares of common stock of Active
International Allocation Portfolio - Class L.
2)	500,000,000 shares of common stock of Emerging
Markets Portfolio - Class H and 500,000,000 shares
of common stock of Emerging Markets Portfolio -
Class L.
3)	500,000,000 shares of common stock of Focus
Growth Portfolio - Class H and 500,000,000 shares
of common stock of Focus Growth Portfolio - Class
L.
4)	500,000,000 shares of common stock of Global
Franchise Portfolio - Class H and 500,000,000
shares of common stock of Global Franchise
Portfolio - Class L.
5)	500,000,000 shares of common stock of Growth
Portfolio - Class H and 500,000,000 shares of
common stock of Growth Portfolio - Class L.
6)	500,000,000 shares of common stock of
International Equity Portfolio - Class H and
500,000,000 shares of common stock of
International Equity Portfolio - Class L.
7)	500,000,000 shares of common stock of
International Real Estate Portfolio - Class H and
500,000,000 shares of common stock of
International Real Estate Portfolio - Class L.
8)	500,000,000 shares of common stock of
International Small Cap Portfolio - Class H and
500,000,000 shares of common stock of
International Small Cap Portfolio - Class L.

The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as amended and supplemented. The aforementioned shares, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The aforementioned shares have no pre-emptive rights. The shares of Morgan
Stanley Institutional Fund, Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc. The aforementioned Portfolios are not subject to the liabilities of any other portfolio of Morgan Stanley
Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities  -
 Morgan Stanley Institutional Fund, Inc. - Emerging
Markets External Debt Portfolio

The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Board of Directors"), at a meeting duly convened and held on February 29, 2012, adopted resolutions which established an additional portfolio of common stock, consisting of four classes, designated as Emerging Markets External Debt Portfolio - Class I,
Emerging Markets External Debt Portfolio - Class P,
Emerging Markets External Debt Portfolio - Class H and Emerging Markets External Debt Portfolio - Class
L, and classified 500,000,000 shares of common stock as shares of Emerging Markets External Debt Portfolio
- Class I, 500,000,000 shares of common stock as shares of Emerging Markets External Debt Portfolio -
Class P, 500,000,000 shares of common stock as shares of Emerging Markets External Debt Portfolio - Class
H, and 500,000,000 shares of common stock as shares of Emerging Markets External Debt Portfolio - Class
L. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as amended and supplemented. The shares of the Emerging Markets
External Debt Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Emerging Markets External Debt Portfolio have no pre-emptive rights. The shares of Morgan
Stanley Institutional Fund, Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc. The
Emerging Markets External Debt Portfolio is not subject to the liabilities of any other portfolio of Morgan Stanley Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities  -
 Morgan Stanley Institutional Fund, Inc. - Multi-Asset
Portfolio

The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Board of Directors"), at a meeting duly
convened and held on February 29, 2012, adopted
resolutions which established an additional portfolio of
common stock, consisting of four classes, designated as
Multi-Asset Portfolio - Class I, Multi-Asset Portfolio -
Class P, Multi-Asset Portfolio - Class H and Multi-
Asset Portfolio - Class L, and classified 500,000,000
shares of common stock as shares of Multi-Asset
Portfolio - Class I, 500,000,000 shares of common
stock as shares of Multi-Asset Portfolio - Class P,
500,000,000 shares of common stock as shares of
Multi-Asset Portfolio - Class H, and 500,000,000
shares of common stock as shares of Multi-Asset
Portfolio - Class L.   The terms applicable to the classes
of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan Stanley Institutional Fund, Inc. as amended and supplemented. The shares of the Multi-Asset
Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Multi-Asset Portfolio have no pre-emptive rights. The shares of Morgan Stanley Institutional
Fund, Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley
Institutional Fund, Inc. The Multi-Asset Portfolio is not subject to the liabilities of any other portfolio of Morgan Stanley Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities  -
 Morgan Stanley Institutional Fund, Inc. - Total
Emerging Markets Portfolio

The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Board of Directors"), at a meeting duly convened and held on February 29, 2012, adopted resolutions which established an additional portfolio of common stock, consisting of four classes, designated as Total Emerging Markets Portfolio - Class I, Total
Emerging Markets Portfolio - Class P, Total Emerging
Markets Portfolio - Class H and Total Emerging
Markets Portfolio - Class L, and classified 500,000,000 shares of common stock as shares of Total Emerging
Markets Portfolio - Class I, 500,000,000 shares of common stock as shares of Total Emerging Markets
Portfolio - Class P, 500,000,000 shares of common stock as shares of Total Emerging Markets Portfolio -
Class H, and 500,000,000 shares of common stock as shares of Total Emerging Markets Portfolio - Class L.
The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as amended and supplemented. The shares of the Total Emerging
Markets Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Total Emerging Markets Portfolio have no pre-emptive rights. The shares of Morgan Stanley
Institutional Fund, Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so.
Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc. The Total
Emerging Markets Portfolio is not subject to the liabilities of any other portfolio of Morgan Stanley
Institutional Fund, Inc.
Item 77I. Terms of New or Amended Securities  -
 Morgan Stanley Institutional Fund, Inc. - Frontier
Emerging Markets Portfolio

The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Board of Directors"), at a meeting duly
convened and held on April 25, 2012, adopted
resolutions which established an additional portfolio of
common stock, consisting of four classes, designated as
Frontier Emerging Markets Portfolio - Class I, Frontier
Emerging Markets Portfolio - Class P, Frontier
Emerging Markets Portfolio - Class H and Frontier
Emerging Markets Portfolio - Class L, and classified
500,000,000 shares of common stock as shares of
Frontier Emerging Markets Portfolio - Class I,
500,000,000 shares of common stock as shares of
Frontier Emerging Markets Portfolio - Class P,
500,000,000 shares of common stock as shares of
Frontier Emerging Markets Portfolio - Class H, and
500,000,000 shares of common stock as shares of
Frontier Emerging Markets Portfolio - Class L.   The
terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of Morgan
Stanley Institutional Fund, Inc. as amended and supplemented. The shares of the Frontier Emerging
Markets Portfolio, when issued, are fully paid and nonassessable, and have no preference as to conversion, exchange, dividends, retirement or other features. The shares of the Frontier Emerging Markets Portfolio have no pre-emptive rights. The shares of Morgan Stanley
Institutional Fund, Inc. have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so.
Shareholders are entitled to one vote for each full share held (and a fractional vote for each fractional share held), then standing in their name on the books of Morgan Stanley Institutional Fund, Inc. The Frontier
Emerging Markets Portfolio is not subject to the liabilities of any other portfolio of Morgan Stanley
Institutional Fund, Inc.